Exhibit 10.32

Execution Version

ENERGY VAULT, INC.

SERIES C PREFERRED

STOCK PURCHASE AGREEMENT

This Series C Preferred Stock Purchase Agreement (this “Agreement”) is made as of August 30, 2021 by and among Energy Vault, Inc., a Delaware corporation (the “Company”), and the purchasers identified on Exhibit A hereto who are signatories of this Agreement (“Purchasers”).  The parties hereto agree as follows:

SECTION 1

AUTHORIZATION AND SALE OF STOCK

1.1Authorization of Series C Preferred Stock.  The Company has duly authorized the sale and issuance to the Purchasers of up to  2,182,524 shares of Series C Preferred Stock, $0.0001 par value per share (the “Series C Preferred Stock”), with such class of stock having the powers, rights, preferences, privileges and restrictions as set forth in the Company’s Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit B (the “Certificate”).  The Company shall adopt and file with the Secretary of State of Delaware on or before the Initial Closing, the Certificate.

1.2Sale and Issuance of Series C Preferred Stock.  Subject to the terms and conditions hereof, each Purchaser agrees to purchase at the Closings, and the Company agrees to sell and issue to each Purchaser at the Closings, the number of shares of Series C Preferred Stock set forth opposite such Purchaser’s name on Exhibit A, at a purchase price of $49.0258 per share.  The shares of Series C Preferred Stock issued to the Purchasers pursuant to this Agreement are referred to herein as “Shares” (including any shares issued at the Closings, as defined below).

1.3Use of Proceeds.  In accordance with the directions of the Company’s Board of Directors, as it shall be constituted in accordance with the Voting Agreement, the Company will use the proceeds from the sale of the Shares for general corporate purposes.

SECTION 2

CLOSING DATE; DELIVERY

2.1Closing.  The initial purchase and sale of the Shares, to certain of the Purchasers listed on Exhibit A (the “Initial Closing”) shall take place at such time and place as the Company and the Purchasers mutually agree upon, orally or in writing. In the event there is more than one closing, the term “Closing” shall apply to each closing unless otherwise specified. The Closings shall be effected remotely, by the electronic exchange of documents and signatures. At each Closing, the Company shall deliver to each Purchaser a certificate representing the Shares being purchased by such Purchaser against payment of the purchase price therefor by wire transfer as set forth on Exhibit A.  The Company shall deliver to the Purchaser a certificate representing the purchased Shares at the Closing.  The date on which the Initial Closing occurs is sometimes referred to herein as the “Closing Date.”

2.2Subsequent Sale of Series C Preferred Stock.

(a)At any time on or before September 30, 2021, the Company may sell up to the balance of authorized but unissued Shares, to such persons as may be approved by the Company and

Prime Movers Growth Fund I LP (“PML”), provided that such persons are not Restricted Persons (as defined in the Amended and Restated Voting Agreement entered into between among others the Company and its shareholders on or about the date of this Agreement).

(b)All such purchases of Shares under this Clause 2.2 shall be made on the terms and conditions set forth in this Agreement, including, without limitation, satisfaction of the representations and warranties by the Purchasers as set forth in Section 4 and purchase price as set out in Clause 1.2.  Such purchases of Shares shall be made by each subsequent purchaser by executing counterpart signature pages to this Agreement and the Investment Agreements (as defined below), making such purchaser a party and bound by the terms and conditions of this Agreement and the Investment Agreements.  Any Shares sold pursuant to this Section 2.2 shall be deemed to be “Shares” for all purposes under this Agreement and any purchasers thereof shall be deemed to be “Purchasers” under this Agreement and each of the Investment Agreements.  Each sale of additional Shares pursuant to this Section 2.2 shall be deemed a “Subsequent Closing.”  Exhibit A to this Agreement shall be updated to reflect the number of Shares purchased at each Subsequent Closing and the parties purchasing such Shares.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers that, except as specifically set forth in respect of a particular representation or warranty on the Schedule of Exceptions attached as Exhibit C (the “Schedule of Exceptions”) to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the Initial Closing:

3.1Organization and Standing; Certificate of Incorporation and Bylaws.  The Company is a corporation duly organized, validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws.  The Company has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.  The Company has furnished the Purchasers with copies of its Certificate of Incorporation and Bylaws.  Said copies are true, correct and complete and reflect all amendments now in effect.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.2Corporate Power.  The Company has all requisite corporate power and authority (a) to execute and deliver this Agreement, the Amended and Restated Investor Rights Agreement in the form attached hereto as Exhibit D (the “Investor Rights Agreement”), the Amended and Restated Voting Agreement in the form attached hereto as Exhibit E (the “Voting Agreement”), and the Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit F (the “ROFR Agreement” and, together with the Investor Rights Agreement, the Voting Agreement and this Agreement, the “Investment Agreements”), (b) to file the Certificate with the Secretary of State of the State of Delaware, (c) to sell and issue the Shares hereunder, (d) to issue the shares of Common Stock of the Company (the “Common Stock”), into which the Shares are convertible, (the “Conversion Stock”) in accordance with the provisions of the Certificate, and (e) to carry out and perform its obligations under the terms of the Investment Agreements.

3.3Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the filing of the Certificate, the authorization, sale, issuance and delivery of the Shares and the Conversion Stock and the performance of the Company’s obligations hereunder has been taken or will be taken prior to the Initial Closing. The Investment Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies; provided, however, that the Company makes no representation as to the enforceability of the indemnification provisions contained in the Investor Rights Agreement to the extent such provisions may be limited by applicable federal or state securities laws.

3.4Valid Issuance.  The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences, privileges and restrictions described in the Certificate.  The Conversion Stock has been duly and validly reserved and, when issued in compliance with the provisions of the Certificate, will be validly issued, fully paid and nonassessable.  When issued, the Shares and the Conversion Stock will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the Purchasers hereunder or under the Investment Agreements; provided, however, that the Shares and the Conversion Stock may be subject to restrictions on transfer under state or federal securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Investment Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by the Purchasers. Based in part upon the representations of the Purchasers in Section 4 of this Agreement and in the Voting Agreement, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.

3.5Subsidiaries.

(a)Except as disclosed on Schedule 3.5 of the Schedule of Exceptions (each, a “Company Subsidiary” and together, the “Company Subsidiaries”), the Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, limited liability company, trust, partnership, association or other business entity.  The Company and the Company Subsidiaries shall collectively be referred to herein as the “Company Group” and each entity, a “Company Group Entity”.

(b)The Company directly or indirectly owns, legally and beneficially, free from liens or encumbrances, all of the issued capital stock of each Company Subsidiary and all such capital stock is fully paid and nonassessable.  Each Company Subsidiary is an entity validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.  Each Company Subsidiary has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.  Each Company Subsidiary has furnished the Purchasers with copies of its Certificate of Incorporation and Bylaws (or similar governing documentation).  Said copies are true, correct and complete and reflect all amendments now in effect.  Each Company Subsidiary is duly qualified and/or licensed to transact business and is in good standing in each jurisdiction in which the failure to so qualify would, individually or in the aggregate, reasonably be expected to have a material adverse effect on its business or properties.

3.6Capitalization.

(a)The authorized capital stock of the Company consists, as of the Initial Closing, of (i) 12,658,321 shares of Preferred Stock, 2,120,000 shares of which are designated “Series FR Preferred Stock,” all of which are outstanding; 1,652,083 shares of which are designated “Series Seed 1 Preferred

Stock,” all of which are outstanding; 626,994 shares of which are designated “Series Seed 2 Preferred Stock,” all of which are outstanding; 1,025,646 shares of which are designated “Series A-1 Preferred Stock,” all of which are outstanding; 750,510 shares of which are designated “Series A-2 Preferred Stock,” all of which are outstanding; 2,163,433 shares of which are designated “Series B Preferred Stock,” all of which are outstanding; 2,137,131 shares of which are designated “Series B-1 Preferred Stock,” all of which are outstanding; and 2,182,524 shares of which are designated “Series C Preferred Stock,” none of which are outstanding and (ii) 17,800,000 shares of Common Stock, 3,038,093 shares of which are outstanding.  The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Securities Act”), and any relevant state securities laws, or pursuant to valid exemptions therefrom.

(b)The Company has reserved 2,120,000 shares of Common Stock for issuance upon conversion of Series FR Preferred Stock, 1,652,083 shares of Common Stock for issuance upon conversion of Series Seed 1 Preferred Stock, 626,994 shares of Common Stock for issuance upon conversion of Series Seed 2 Preferred Stock, 1,025,646 shares of Common Stock for issuance upon conversion of Series A-1 Preferred Stock, 750,510 shares of Common Stock for issuance upon conversion of Series A- 2 Preferred Stock, 2,163,433 shares of Common Stock for issuance upon conversion of Series B Preferred Stock, 2,137,131 shares of Common Stock for issuance upon conversion of Series B-1 Preferred Stock and 2,182,524 shares of Common Stock for issuance upon conversion of Series C Preferred Stock.

(c)The Company has reserved 2,407,186 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2017 Stock Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “2017 Stock Plan”) and its 2020 Stock Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “2020 Stock Plan” and together the “Stock Plans”).  Of such reserved shares of Common Stock, 1,149,693 shares of Common Stock have been issued upon exercise of stock options pursuant to the Stock Plans, 765,117 shares have been granted and are outstanding pursuant to the options or RSUs under the Stock Plans, and 492,376 of such shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plans.  Except as set forth herein, there are no options, warrants or other rights to purchase or acquire any of the Company’s capital stock.

(d)Except for (A) the conversion privileges of the Shares to be issued under this Agreement, (B) the rights provided in the Investor Rights Agreement, and (C) the securities and rights described in Subsection 3.6(a), 3.6(b), and 3.6(c) of this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock. All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than one hundred eighty (180) days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

(e)No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(f)All outstanding securities of the Company, including, without limitation, all outstanding shares of the capital stock of the Company, all shares of the capital stock of the Company issuable upon the conversion or exercise of all convertible or exercisable securities and all other securities that the Company is obligated to issue, are subject to a one hundred eighty (180) day “market stand-off” restriction (subject to increase as requested by the Company for compliance with applicable FINRA, marketplace or exchange rules) upon an initial public offering of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act in a form substantially similar to Section 7 of the Investor Rights Agreement

3.7Agreements and Actions.

(a)There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which any Company Group Entity is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to, such Company Group Entity in excess of, $100,000, or (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from any Company Group Entity (other than (A) the nonexclusive license of the Company’s software and products in object code form in the ordinary course of business pursuant to standard end-user agreements the forms of which have been provided to counsel for the Investors, (B) the nonexclusive license to the Company of standard, generally commercially available, “off-the-shelf” third party products and services or (C) Open Source Licenses ((A)-(C) are “Standard Licenses”), or (iii) provisions restricting or affecting in any material respect the development, manufacture or distribution of any Company Group Entity’s products or services, or (iv) indemnification by any Company Group Entity with respect to infringements of proprietary rights.

(b)No Company Group Entity has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $100,000 or in excess of $250,000 in the aggregate, (iii) made any loans or advances to any person or entity, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.  For the purposes of (a) and (b) of this Subsection 3.7, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company Group Entity has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection. No Company Group Entity is a guarantor or indemnitor of any indebtedness of any other person.

3.8Governmental Consents and Filings.  Assuming the accuracy of the representations made by the Purchasers in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of any Company Group Entity in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate, which will have been filed as of the Initial Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

3.9Related Party Transactions.  Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the board of directors; (iii) agreements relating to the purchase of shares of the Company’s stock or providing for rights as an investor in, or holder of, the Company’s capital stock; or (iv) the services agreement and related arrangements between the Company and Idealab Holdings, L.L.C., there are no, and have never been any, agreements, understandings, transactions or proposed transactions between any Company Group Entity and any of its officers, directors or key employees, or any affiliate thereof.

3.10Title to Assets.  The property and assets that a Company Group Entity owns (if any) are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair such Company Group Entity’s ownership or use of such property or assets.  With respect to the property and assets it leases (if any), the Company Group Entities are in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. No Company Group Entity owns any real property.

3.11Financial Statements. The Company has made available to the Purchasers its consolidated audited financial statements (including balance sheet and statements of income and cash flows) as of and for the twelve months ended each of December 31, 2020 and December 31, 2019, and the unaudited financial statements (including balance sheet and statements of income and cash flows) as of and for the six (6) months ended June 30, 2021 (the “Financial Statements”).  The Financial Statements have been prepared on a consistent basis throughout the periods indicated.  The Financial Statements fairly present in all material respects the financial condition and operating results of the Company Group as of the dates, and for the periods, indicated therein.  Except as set forth in the Financial Statements, the Company Group has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2021; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company Group (a “Material Adverse Effect”).

3.12Changes. Since June 30, 2021 there has not been:

(a)any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b)any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c)any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)any resignation or termination of employment of any officer or Key Employee of the Company;

(h)any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i)any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k)any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l)receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m)to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n)any arrangement or commitment by the Company to do any of the things described in this Section 3.12..

3.13Litigation.  There is no, and has never been any, claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the actual or constructive knowledge of Robert Piconi, Andrea Pedretti and Merrick Kerr after due inquiry and reasonable investigation (which shall include reasonable inquiries of direct reports) (the “Company’s Knowledge” or “Known to the Company”), threatened in writing against any Company Group Entity or any officer, director or Key Employee of the Company Group arising out of their employment or board relationship with the Company Group or that questions the validity of the Investment Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Investment Agreements.  No Company Group Entity is party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by any Company Group Entity pending or which a Company Group Entity intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing involving the prior employment of any of the Company Group’s employees, their use in connection with the Company Group’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

3.14Intellectual Property.  The Company Group owns or possesses sufficient rights or licenses to use all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, domain names, mask works, information and proprietary rights, and any other intellectual property rights, and processes or similar or equivalent rights or forms of protection anywhere in the world as are necessary for the conduct of the Company Group’s business as now conducted (or proposed to be conducted) (the “Company Intellectual Property”) without any conflict with or infringement of the rights of others.  To the Company’s Knowledge with respect to patents, trademarks, services marks, and trade names and any other intellectual property rights (but without having conducted any special investigation or patent or trademark search), neither the use by the Company of the Company Intellectual Property nor any product or service marketed or sold (or proposed to be marketed or sold) by the Company Group violates any license or infringes any intellectual property rights of any other party.  Other than with respect to Standard Licenses and commercially available software products under standard end-user object code license and support/maintenance agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company Group bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person.  The Company Group has not received any written communications alleging that the Company Group has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, mask works or other proprietary rights or processes of any other person or entity. Except for intellectual property that may not be assigned pursuant to applicable law, each current or former employee and consultant has assigned to the Company Group all intellectual property rights he or she owns that (i) were conceived, developed or reduced to practice by such employee or consultant in the course of performing services for the Company Group, and (ii) are related to the Company Group’s business as now conducted and as presently proposed to be conducted. To the Company’s Knowledge, it will not be necessary to use any inventions of any of its current or former employees or consultants (or persons it currently intends to hire) made prior to their employment by the Company Group.  To the extent the Company Group embeds or includes any “open source” or “copyleft” software in its products or services  (each license under which the Company Group uses such software, an “Open Source License”), the Company Group is in compliance with the terms of any such licenses, and the Company Group is not required under any such Open Source License to (a) make or permit any disclosure or to make available any source code for its (or any of its licensors’) proprietary software or (b) distribute or make available any of the Company Group’s proprietary software or intellectual property (or to permit any such distribution or availability).

3.15Employees.  There are no employees of, or consultants to, any Company Group Entity other than the employees and consultants included in the list of employees of and consultants to, the Company Group provided by the Company to the Purchasers in writing.  There is no labor union organizing activity pending or, to the Company’s Knowledge, threatened with respect to the Company Group.  None of the Company Group’s employees belongs to any union or collective bargaining unit.  The Company Group has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment.  To the Company’s Knowledge, no employee of the Company Group, nor any consultant with whom the Company Group has contracted, is or will be in violation of any judgment, decree or order, or any term of any employment contract, proprietary information agreement, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company Group or any other party because of the nature of the business conducted by the Company Group or to the use by the employee of his or her best efforts with respect to such business.  The Company Group has not received any written notice alleging that any such violation has occurred.  Subject to (i) general principles related to wrongful termination of employees, (ii) the requirement under the laws of certain jurisdictions that employment be terminated only after a period of notice and (iii) the notice periods contained in the contracts of employment of certain employees of the Company Group, copies of which contracts have been provided to the Purchasers, the employment of each officer and employee of the Company Group is terminable at the will of the Company Group.  To the Company’s Knowledge, no officer or key employee, or any group of employees, intends to terminate their employment with the Company Group; nor does the Company Group have a present intention to terminate the employment of the foregoing.  There are no actions pending, or to the Company’s Knowledge, threatened, by any former or current employee concerning such person’s employment by the Company Group.  No Company Group Entity is a

party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, or retirement agreement or other employee compensation plan or agreement, other than as disclosed in writing to the Purchasers.  No employee of the Company Group has been granted the right to continued employment by the Company Group or to any material compensation following termination of employment with the Company Group.  The Company Group does not have any “employee benefit plan” as defined in the Employment Retirement Income Security Act of 1974, as amended.  Except as set forth on Schedule 3.15 of the Schedule of Exceptions, each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company Group providing for the full release of any claims against the Company Group or any related party arising out of such employment.

3.16Employee Agreements. Each current employee, consultant and officer of the Company Group has executed an agreement with the Company Group regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers (the “Confidential Information Agreements”). To the Company’s Knowledge, no current Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. To the extent enforceable in the jurisdiction in which such person is employed, each current Key Employee has executed non-competition and non-solicitation agreement substantially in the form or forms delivered to counsel for the Purchasers To the Company’s Knowledge, none of the Company Group’s Key Employees is in violation of any agreement covered by this Section 3.16. “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

3.17Compliance with Other Instruments.  The Company Group is not in violation or default of any provision of its Certificate or Bylaws or of any provision of any note, mortgage, indenture, lease agreement, instrument or contract to which it is a party or by which it is bound or of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company Group in each case the violation of which or default under would have a Material Adverse Effect.  The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company Group or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company Group, its business or operations, or any of its assets or properties.

3.18Governmental Consent, etc.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Company Group is required in connection with the valid execution and delivery of the Investment Agreements, or the offer, sale or issuance of the Shares or the Conversion Stock, or the consummation of any other transaction contemplated hereby, except the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares and the Conversion Stock under applicable Blue Sky or other state securities laws and a Form D filing under federal securities laws, which filings and qualifications, if required, will be accomplished in a timely manner. No Company Group Entity is a pilot program US business as defined in 31 C.F.R. Part 801.

3.19Permits.  The Company Group has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as currently conducted, the lack of which could materially and adversely affect the business, properties, or financial condition of the Company Group. No Company Group Entity is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.20Offering.  Subject in part to the truth and accuracy of the Purchasers’ representations set forth in this Agreement, the offer, sale and issuance of the Shares and the Conversion Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws, and neither the Company Group nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.21Taxes.  There are no federal, state, county, local or foreign taxes due and payable by the Company Group which have not been timely paid.  There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company Group which are due, whether or not assessed or disputed.  There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.  The Company Group has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

3.22No “Bad Actor” Disqualification. No “bad actor” disqualifying event (a “Disqualification Event”) described in Rule 506(d)(1)(i)-(viii) of the Securities Act is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2) or (d)(3) is applicable.  “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person or entity listed in the first paragraph of Rule 506(d)(1).

3.23Compliance with Applicable ABAC, AML and Trade Laws.

(a)Neither any Company Group Entity nor, to the Company’s Knowledge, any Associated Person of any Company Group Entity has violated any of the Applicable ABAC Laws, Applicable AML Laws or Applicable Trade Laws.

(b)Neither any Company Group Entity nor, to the Company’s Knowledge, any Associated Person of any Company Group Entity has (i) been fined or otherwise penalised under any of the Applicable ABAC Laws, Applicable AML Laws or Applicable Trade Laws, (ii) received an oral or written notice from a government authority concerning an actual or possible violation by any Company Group Entity or any Associated Person of any Company Group Entity of any of the Applicable ABAC Laws, Applicable AML Laws or Applicable Trade Laws or (iii) received any other report or discovered any evidence suggesting that any Company Group Entity or any Associated Person of any Company Group Entity has violated any of the Applicable ABAC Laws, Applicable AML Laws or Applicable Trade Laws.

(c)Neither any Company Group Entity nor, to the Company’s Knowledge, (i) any Associated Person of any Company Group Entity is a Blocked Person or (ii) has done anything that is likely to result in it or their becoming a Blocked Person.

(d)For the purposes of this Section 3.23:

(i)“Applicable ABAC Laws” means: (1) the United States Foreign Corrupt Practices Act of 1977, as amended, (2) the U.K. Bribery Act 2010, and (3) all laws and regulations applying to any Company Group Entity, any Associated Person of any Company Group Entity and/or a Purchaser prohibiting bribery or some other form of corruption, including but not limited to fraud and tax evasion.

(ii)“Applicable AML Laws” means any laws and regulations prohibiting money laundering, including but not limited to attempting to conceal or disguise the identity of illegally obtained proceeds, applying to any Company Group Entity, any Associated Person of any Company Group Entity and/or a Purchaser; such laws including those of Switzerland, United Kingdom and United States of America.

(iii)“Applicable Trade Laws” means all import and export laws and regulations, including but not limited to economic and financial sanctions, export controls, anti-boycott and customs laws and regulations applying to any Company Group Entity, any Associated Person of any Company Group Entity and/or a Purchaser; such laws and regulations including those imposed by the European Union, Switzerland, United Kingdom, United Nations and United States of America.

(iv)“Associated Person” means, in relation to a Company Group Entity, an individual or entity (including a director, officer, employee, consultant, agent or other representative) who or that has acted or performed services for or on behalf of that Company Group Entity but only with respect to actions or the performance of services for or on behalf of that Company Group Entity.

(v)“Blocked Person” means: (1) an individual or entity included in a restricted or prohibited list pursuant to one or more of the Applicable Trade Laws; (2) an entity in which one or more Blocked Persons has in the aggregate, whether directly or indirectly, a 50 percent or greater equity interest; or (3) an entity that is controlled by a Blocked Person.

(vi)“Knowledge” means, in so far as any representation, warranty or covenant in Subsections (a), (b) or (c) in Section 3.23 of this Agreement is qualified as being “to the Company’s Knowledge” or any similar expression, that the representation or warranty is based on the actual knowledge or awareness of the Company after making due, diligent and careful inquiry into the relevant facts.

3.24Disclosure.  The Company has made available to the Purchasers all the information reasonably available to the Company Group that the Purchasers have requested. No representation or warranty of the Company contained in this Agreement, as qualified by the Schedule of Exceptions, and no certificate furnished or to be furnished to Purchasers at the Initial Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities. The Company makes no representations or warranties other than those explicitly set forth in this Agreement.

3.25Environmental and Safety Laws.  Except as could not reasonably be expected to have a Material Adverse Effect (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments.

For purposes of this Section 3.26, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby represents and warrants to the Company as follows:

4.1Preexisting Relationship with Company; Business and Financial Experience.  By reason of the Purchaser’s business or financial experience or the business or financial experience of the Purchaser’s professional advisors who are unaffiliated with the Company and who are not compensated by the Company, the Purchaser has the capacity to protect the Purchaser’s own interests in connection with the purchase of the Shares and the Conversion Stock.  The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.2Investment Intent; Blue Sky.  The Purchaser is acquiring the Shares and the Conversion Stock for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.  The Purchaser understands that the issuance of the Shares and the Conversion Stock has not been, and will not be, registered under the Securities Act due to a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser’s address set forth on the Schedule of Purchasers attached hereto as Exhibit A represents the Purchaser’s true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable “Blue Sky” laws.

4.3Rule 144.  Purchaser acknowledges that the Shares and the Conversion Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available.  Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Shares and/or the Conversion Stock, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased such shares, the sale being effected through a “broker’s transaction” or in a transaction directly with a “market maker,” and the number of shares being sold during any three-month period not exceeding specified limitations.

4.4No Public Market.  Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

4.5Restrictions on Transfer; Restrictive Legends.  Purchaser understands that the transfer of the Shares and the Conversion Stock is restricted by applicable state and federal securities laws and by the provisions of the Investor Rights Agreement, and that the certificates representing the Shares and the Conversion Stock will be imprinted with legends restricting transfer except in compliance therewith.

4.6Access to Data.  Purchaser acknowledges and agrees that no representations or warranties, whether express or implied, were given to or are being given to the Purchaser by the Company, other than the representations and warranties as are set forth in Section 3 hereof. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon.

4.7Authorization.  All action on the part of Purchaser’s partners, officers, board of directors, and stockholders, as applicable, necessary for the authorization, execution, delivery and performance of the Investment Agreements by the Purchaser, the purchase of and payment for the Shares and the performance of all of the Purchaser’s obligations under the Investment Agreements has been taken or will be taken prior to the Closing.  The Investment Agreements, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies; provided, however, the Purchaser makes no representation as to the enforceability of the indemnification provisions contained in the Investor Rights Agreement to the extent such provisions may be limited by applicable federal and state securities laws.

SECTION 5

CONDITIONS TO CLOSING OF THE PURCHASERS

Each Purchaser’s obligation to purchase the amount of Shares set forth opposite its name on Exhibit A is, unless waived in writing by such Purchaser, subject to the fulfillment as of the Closing of the following conditions:

5.1Representations and Warranties Correct.  The representations and warranties made by the Company in Section 3 hereof shall be true and complete in all respects as of the Initial Closing (except as to any representations and warranties which are expressly made as of an earlier date, which representations and warranties shall be made as of such earlier date).

5.2Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Initial Closing shall have been performed or complied with.

5.3Compliance Certificate. The President of the Company shall deliver to the Purchasers at such Initial Closing a certificate certifying that the conditions specified in Subsections 5.1 and 5.2 have been fulfilled.

5.4Blue Sky.  The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Conversion Stock.

5.5Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Initial Closing.

5.6Certificate.  The Certificate shall have been filed in the office of the Delaware Secretary of State and shall continue to be in full force and effect as of the Initial Closing.

5.7Investment Agreements.  Each party to the Investment Agreements other than Purchasers shall have executed and delivered the Investment Agreements.

5.8Board of Directors.  As of the Initial Closing, the authorized size of the Board of Directors shall be six, and the Board shall be comprised of Robert Piconi, Bill Gross, Max Ohrstrand, Swaroop ‘Kittu’ Kolluri, Henry Elkus and Zia Huque.

5.9Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Initial Closing a certificate certifying (i) the Bylaws of the Company, (ii) resolutions of the Board of Directors of the Company approving the Investment Agreements and the transactions contemplated under the Investment Agreements, and (iii) resolutions of the stockholders of the Company approving the Certificate.

5.10Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers, and the Purchasers (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5.11Opinion of Company Counsel.  The Purchasers shall have received from Gunderson Dettmer, counsel for the Company, an opinion, dated as of the Initial Closing, in the form of Exhibit G attached to this Agreement.

5.12Indemnification Agreement. The Company and the director designated by PML shall have entered into an Indemnification Agreement entered into with other directors of the Company.

5.13Management Rights Letter.  A Management Rights Letter shall have been executed by the Company and delivered to each Purchaser to whom it is addressed.

SECTION 6

CONDITIONS TO CLOSING OF THE COMPANY

The Company’s obligation to sell and issue the Shares is, unless waived in writing by the Company, subject to the fulfillment as of each Closing of the following conditions:

6.1Representations and Warranties Correct.  The representations made in Section 4 hereof by each Purchaser shall be true and complete in all material respects as of the Closing.

6.2Covenants.  All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by each Purchaser on or prior to the Closing shall have been performed or complied with.

6.3Investment Agreements.  Each Purchaser shall have executed and delivered the Investment Agreements.

SECTION 7

MISCELLANEOUS

7.1Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Delaware, without giving effect to any law, rule or provision (including, without limitation, any choice of law or conflicts of law rules or provisions), whether of the State of Delaware or any other jurisdiction, that would cause the application of the laws, rules or provisions of any jurisdiction other than the State of Delaware (including, without limitation, the application of any law, rule or provision which would cause the application of the statute of limitations under any state law, rule or provision other than the laws, rules or provisions of the State of Delaware).

7.2Entire Agreement.  This Agreement, including the exhibits hereto, the Certificate and the Investment Agreements constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

7.3Amendment and Waiver.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Shares.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

7.4Notices, etc.   All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (provided that no notification of failure to deliver was received), (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.4.  If notice is given to the Purchasers, a copy (which copy shall not constitute notice) shall also be given to Hogan Lovells US LLP, 390 Madison Ave, New York, NY 10017, Attn: Michael Kuh.

7.5No Finder’s Fees.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless a Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.6Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.7Expenses.  Each of the parties hereto shall bear its own legal, accountancy and other costs, charges and expenses connected with the negotiation, preparation and implementation of this Transaction Documents and any other agreement incidental to or referred to in the Transaction Documents. Notwithstanding this Section 7.7, following the Initial Closing, the Company shall pay, cause to be paid, and/or reimbursed to PML, the reasonable transaction fees and expenses incurred by PML, not to exceed $45,000.

7.8Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.9Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

7.10Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.11Survival of Warranties. The representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement or any certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and the Initial Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

7.12Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction and venue of the Chancery Court of the Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Chancery Court of the Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Series C Preferred Stock Purchase Agreement as of the date first set forth above.

“COMPANY”

ENERGY VAULT, INC.

a Delaware corporation

By:	/s/ Robert Piconi
Name:	Robert Piconi
Title:	CEO

Address:	4360 Park Terrace Drive, Suite 100
Westlake Village, CA 91361

IN WITNESS WHEREOF, the parties hereto have executed this Series C Preferred Stock Purchase Agreement as of the date first set forth above.

INVESTOR:

PRIME MOVERS GROWTH FUND I LP

By:	Prime Movers Growth GP I LLC
Its:	General Partner

	By:	Prime Movers Lab LLC
	Its:	Managing Member

By:	/s/ Jon Layman
Name:	Jon Layman
Title:	Authorized Person

With a copy to:

[***]

IN WITNESS WHEREOF, the parties hereto have executed this Series C Preferred Stock Purchase Agreement as of the date first set forth above.

INVESTOR:

THE GORDON AND DONA CRAWFORD TRUST UTD 8/23/77

By:	/s/ Gordon Crawford
Gordon Crawford, Trustee

[***]

IN WITNESS WHEREOF, the parties hereto have executed this Series C Preferred Stock Purchase Agreement as of the date first set forth above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

PEP ENERGY EQUITY
OPPORTUNITIES FUND LP
Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Pravin Kanneganti
Signature	Signature

	By:	Pravin Kanneganti

Address:	Title:	Authorized Signor

	Address:	[***]

IN WITNESS WHEREOF, the parties hereto have executed this Series C Preferred Stock Purchase Agreement as of the date first set forth above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

ALTERNATE VENTURES LLC
Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Carlos Rodriguez-Pastor
Signature	Signature

	By:	Manager

Address:	Title:	Authorized Signatory

	Address:	[***]

IN WITNESS WHEREOF, the parties hereto have executed this Series C Preferred Stock Purchase Agreement as of the date first set forth above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

Inteligio Bank Ltd.
Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Victor Vinatea /s/ Jorge Monte
Signature	Signature

	By:	Victor Vinatea / Jorge Montes

Address:	Title:	Executive VP / VP

	Address:	[***]

IN WITNESS WHEREOF, the parties hereto have executed this Series C Preferred Stock Purchase Agreement as of the date first set forth above.

INVESTOR:

GREEN STORAGE SOLUTIONS VENTURE I, LLC

By:	/s/ T. Larry Amick
Name:	T. Larry Amick
Title:	CEO
Address:	[***]

IN WITNESS WHEREOF, the parties hereto have executed this Series C Preferred Stock Purchase Agreement as of the date first set forth above.

PURCHASERS:

SOFTBANK VISION FUND (AIV M2) L.P. ACTING BY ITS MANAGER, SB INVESTMENT ADVISERS (UK) LIMITED

By:	/s/ Saleh Romeih

Name:	Saleh Romeih

Title:	Director

Notice Address:
[***]

Email:	[***]

IN WITNESS WHEREOF, the parties hereto have executed this Series C Preferred Stock Purchase Agreement as of the date first set forth above.

PURCHASER:

HELENA ZEPAK EV LLC

By:	/s/ Matthew Bash
Name:	Matthew Bash
Title:	General Manager

Address:
[***]

Email:
[***]

IN WITNESS WHEREOF, the parties hereto have executed this Series C Preferred Stock Purchase Agreement as of the date first set forth above.

PURCHASER:

EN FUND I, A SERIES OF HELENA SPECIAL INVESTMENTS AL VENTURES, LP
By:	Fund GP, LLC its General Partner
By:	Belltower Fund Group, Ltd. Manager of the General Partner

By:	/s/ Brett Sagan
Name:	Brett Sagan
Title:	Authorized Person

Address:
[***]

IN WITNESS WHEREOF, the parties hereto have executed this Series C Preferred Stock Purchase Agreement as of the date first set forth above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

SailingStone Global Natural Resources Fund LP
Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Pravin Kanneganti
Signature	Signature

	By:	Pravin Kanneganti

Address:	Title:	Authorized Signatory

	Address:	[***]

IN WITNESS WHEREOF, the parties hereto have executed this Series C Preferred Stock Purchase Agreement as of the date first set forth above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

Victory Global Energy Transition Fund
Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Pravin Kanneganti
Signature	Signature

	By:	Pravin Kanneganti

Address:	Title:	Authorized Signatory

	Address:	[***]

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

INVESTORS:

SAEV GUERNSEY HOLDINGS LIMITED

By:	/s/ Mahdi Aladel
Name:	Mahdi Aladel
Title:	29 Aug 2021

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

Uppsala LP
Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Pravin Kanneganti
Signature	Signature

	By:	Pravin Kanneganti

Address:	Title:	Authorized Signatory

	Address:	[***]

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA RETIREE MEDICAL AND DEATH BENEFITS TRUST
Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Pravin Kanneganti
Signature	Signature

	By:	Pravin Kanneganti

Address:	Title:	Authorized Signatory

	Address:	[***]

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

THE UNIVERSITY OF PENNSYLVANIA MASTER RETIREMENT TRUST

Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Pravin Kanneganti
Signature	Signature

	By:	Pravin Kanneganti

Address:	Title:	Authorized Signatory

	Address:	[***]

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Pravin Kanneganti
Signature	Signature

	By:	Pravin Kanneganti

Address:	Title:	Authorized Signatory

	Address:	[***]

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

INVESTORS:

SELECT X, L.P.
By Idealab GP, LLC, its General Partner

By:	/s/ Allen Morgan
Name:	Allen Morgan
Title:	Managing Member

IN WITNESS WHEREOF, the parties hereto have executed this Series C Preferred Stock Purchase Agreement as of the date first set forth above.

INVESTOR:

A.T. GEKKO SPV3, LLC
By:	A.T. GEKKO, LLC
Its:	Manager

By:	/s/ Tommy Wang
Tommy Wang, Manager

IN WITNESS WHEREOF, the parties hereto have executed this Series C Preferred Stock Purchase Agreement as of the date first set forth above.

INVESTOR:

JJS ASSOCIATES, LP
By:	Jason Hirsch
Its:	Managing Partner

By:	/s/ Jason Hirsch
Name:	Jason Hirsch
Title:	Managing Partner

IN WITNESS WHEREOF, the parties hereto have executed this Series C Preferred Stock Purchase Agreement as of the date first set forth above.

INVESTOR:

SCHULER FAMILY 2009 TRUST

By:	/s/ Zack Schuler
Name:	Zack Schuler
Title:	Trustee